UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rockville Financial, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	6712	27-3577029
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25 Park Street, Rockville, Connecticut 06066

(860) 291-3600

(Address and telephone of

registrant’s principal executive offices)

Rockville Financial, Inc. 2012 Stock Incentive Plan

(Full Title of the Plans)

Copies To:

William H. W. Crawford, IV President and Chief Executive Officer Rockville Financial, Inc. 25 Park Street Rockville, CT 06066 (860) 291-3600	William W. Bouton III, Esq. Hinckley, Allen & Snyder LLP 20 Church Street Hartford, CT 06103 (860) 331-2626
(Address and telephone number of registrant’s agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, no par value	2,395,384 shares (1) (2)	$12.92 (2)	$30,948,361	$4,222

(1)

Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Rockville Financial, Inc. 2012 Stock Incentive Plan (the “Incentive Plan”) as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Rockville Financial, Inc. (the “Company”) pursuant to 17 C.F.R. Section 230.416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Estimated, pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. These shares are being registered based upon the average of the high and low prices per share of the common stock on the NASDAQ Global Market of $12.92 per share on April 26, 2013 (which is no earlier than 5 business days before filing date).

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462 under the Securities Act.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses:

•

Section 10(a) Prospectus: Items 1 and 2 of Part I, and the documents incorporated by reference in response to Item 3 of Part II, of this Registration Statement, constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), relating to issuance of up to 2,395,384 shares of our common stock pursuant to the Rockville Financial, Inc. 2012 Stock Incentive Plan.

•

Reoffer Prospectus: The material that follows Item 2 of Part I, up to, but not including, Part II of this Registration Statement, of which the prospectus is a part, constitutes a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S–3 under the Securities Act. Pursuant to Instruction C of Form S–8, the Reoffer Prospectus may be used for reoffers or resales of shares which are deemed to be “restricted securities” under the Securities Act and which have been acquired by the selling shareholders named in the Reoffer Prospectus.

Item 1. Plan Information.

This Registration Statement on Form S-8 is being filed to register 2,395,384 shares of the common stock, no par value per share, of Rockville Financial, Inc., which have been reserved for issuance under the Rockville Financial, Inc. 2012 Stock Incentive Plan (the “Plan”).

The documents containing the information specified in Parts I and II of Form S-8 have been or will be sent or given to participants in the Incentive Plan as specified by 17 C.F.R. Section 230.428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) prospectuses that meet the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b) of the Securities Act. Any and all such requests shall be directed to us at our principal office at 25 Park Street, Rockville, Connecticut 06066, Attention: Marliese L. Shaw, SVP, Investor Relations Officer.

REOFFER PROSPECTUS

1,393,750 SHARES OF COMMON STOCK OF

ROCKVILLE FINANCIAL, INC.

This Reoffer Prospectus relates to the proposed resale from time to time of up to an aggregate of 1,393,750 shares of common stock, no par value per share, of Rockville Financial, Inc., issued under our Rockville Financial, Inc. 2012 Stock Incentive Plan (the “Plan”) by the selling shareholders whose names are set forth herein, including by persons who are our “affiliates” within the meaning of federal securities laws.

It is anticipated that the selling shareholders will offer shares of our common stock for sale at prevailing prices on either the Nasdaq Global Select Stock Market or such other market as the common stock may then be traded on the date of sale. We will receive no part of the proceeds from any sales made under this Reoffer Prospectus.

However, if options are exercised in order to purchase shares of our common stock registered under the registration statement of which this Reoffer Prospectus is a part, we will receive the proceeds from payment of the option exercise price. Selling security holders who are our “affiliates” may not sell an amount of shares which exceeds in any three month period the amount specified in Rule 144(e) of the Securities Act of 1933.

Our common stock is traded on the NASDAQ Global Select Stock Market under the symbol “RCKB.” On April 26, 2013, the average of the high and low prices per share of our common stock on the NASDAQ Stock Market was $12.92 per share.

The selling shareholders may sell their shares of our common stock by means of this Reoffer Prospectus and any applicable prospectus supplement, or they may decide to sell them by other means, including pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”); however, they are not obligated to sell their shares at all. The selling shareholders may sell their shares of our common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their shares of our common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of shares of our common stock pursuant hereto. The selling shareholders and any broker-dealer, agents or underwriters that participate in the distribution of shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission received by them and any profit from the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

An investment in our securities involves a degree of risk. See “ Risk Factors” on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell shares in any state to any person to whom it is unlawful to make such offer in such state.

The date of this Reoffer Prospectus is May 2, 2013.

PROSPECTUS SUMMARY

This Reoffer Prospectus relates to 1,393,750 shares of our common stock, no par value per share, which may be offered and resold from time to time by certain participants in our 2012 Stock Incentive Plan for their own account. Such participants consist of employees, directors, and executive officers of us or our related entities.

Our Business

Rockville Financial, Inc. (the “Company,” “Rockville,” “our company,” “we” or “us”), is headquartered in Rockville, Connecticut. Rockville Financial, Inc. is a Connecticut Corporation and the holding company for Rockville Bank (“the Bank”). Effective March 3, 2011 the Company completed the “second-step” conversion of Rockville Bank from a mutual holding company structure to a stock holding company structure. Rockville Financial’s principal asset at December 31, 2012 is all of the outstanding capital stock of Rockville Bank, a wholly-owned subsidiary of the Company. Rockville had assets of $2.0 billion and equity of $320.6 million at December 31, 2012.

The Bank is a state-chartered stock savings bank organized in Connecticut in 1858. Rockville, through Rockville Bank, delivers financial services to individuals, families and businesses primarily throughout Connecticut and the region through 22 banking offices, two loan production offices, 37 ATMs, telephone banking, mobile banking and its internet website (www.rockvillebank.com). In addition, the Company expanded its branch footprint with the opening of its new Banking Center in West Hartford, CT in January 2013. The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through its website (www.rockvillefinancialinc.com), as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Rockville’s common stock is traded on the NASDAQ Global Select Stock Exchange under the symbol “RCKB.”

The Company strives to remain a leader in meeting the financial service needs of the community and to provide superior customer service to the individuals and businesses in the market areas it serves. Rockville Bank is a community-oriented provider of traditional banking products and services to business organizations and individuals, offering products such as residential and commercial real estate loans, commercial business loans, consumer loans, a variety of deposit products and financial advisory products and services.

Our business philosophy is to remain a community-oriented franchise and continue to focus on organic growth and providing superior customer service to meet the financial needs of the communities in which we operate. Current strategies include expanding our banking network by pursuing new branch locations and acquisition opportunities in our market area, expansion of our mortgage banking division including the planned sales of fixed rate mortgages in the secondary market and continuing to expand our commercial real estate and commercial business lending activities and growing our deposit base. With our second-step conversion, our goal is to transform from a thrift model to a high performing commercial community bank. The principal offices of the Company are at 25 Park Street, Rockville, Connecticut and the telephone number is 860-291-3600.

RISK FACTORS

An investment in our common stock involves risk. Before deciding to invest in our common stock, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, before you decide to acquire our securities. Additional risks not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business operations. If you decide to acquire our securities, you should be able to afford a loss on your investment.

USE OF PROCEEDS

We will not receive any proceeds from the offering. However, if any of the selling shareholders were to exercise options granted to them under the Plan to acquire shares of our common stock to be resold pursuant to this Reoffer Prospectus, we would receive the option exercise price with respect thereto.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell the shares of common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the current market price, or in negotiated transactions.

DILUTION

Because the selling stockholders who offer and sell shares of common stock covered by this Reoffer Prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions, we have not included in this Reoffer Prospectus information about the dilution (if any) to the public arising from these sales.

SELLING SECURITY HOLDERS AND PLAN OF DISTRIBUTION

All of the shares of our common stock registered for sale under this Reoffer Prospectus will be owned, prior to the offer and sale of such shares, by our directors, executive officers and other employees listed below (the “selling shareholders”).

We are registering the shares of our common stock covered by this Reoffer Prospectus for the selling shareholders. As used in this Reoffer Prospectus, “selling shareholders” includes the pledgees, donees, transferees or others who may later hold the selling shareholders’ interests. We will pay the costs and fees of registering the shares of our common stock covered by this Reoffer Prospectus, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of such shares.

The selling shareholders may sell their shares of our common stock by means of this Reoffer Prospectus and any applicable prospectus supplement, or they may decide to sell them by other means, including pursuant to Rule 144 under the Securities Act. However the selling shareholders are not obligated to sell their shares of our common stock at all. The selling shareholders may sell their shares from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to our common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their shares of common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act and will need to deliver copies of this Reoffer Prospectus to purchasers at or before the time of any sale of the shares being sold pursuant hereto. If we are required to supplement this Reoffer Prospectus or post-effectively amend the registration statement of which it is a part in order to disclose a specific plan of distribution of the selling shareholders, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter, or arrangements relating to any such person or entity or applicable commissions. Additional information related to the selling shareholders and the plan of distribution may also be provided in one or more prospectus supplements.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no person engaged in the distribution of the shares covered by this Reoffer Prospectus may simultaneously engage in market making activities with respect to our common stock for a restricted period commencing immediately prior to the distribution of the shares and lasting throughout the distribution period. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of other shares of common stock (other than the shares being sold pursuant hereto) by the selling shareholders.

The following table sets forth:

•	the name of each affiliated and non-affiliated selling shareholder;

•	the number of shares of common stock owned beneficially, directly or indirectly, by each selling shareholder;

•	the maximum number of shares of common stock to be offered by the selling shareholders pursuant to this Reoffer Prospectus; and

•	the number of shares of common stock to be owned by each selling shareholder following the sale of the shares pursuant hereto.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each selling shareholder is based upon our books and records and the information provided by our transfer agent. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates.”

We may amend or supplement this Reoffer Prospectus from time to time to update the disclosure set forth in the table. Because the selling shareholders identified in the table may sell some or all of the shares owned by them which are included in this Reoffer Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling shareholders will sell all of the shares owned by them which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

Selling Shareholder	Shares Held Before the Offering	Shares Being Offered (1)	Shares Held After the Offering	Percentage of Shares Owned After Offering (2)
Marisol Anderson	26,132	10,575	15,557	*
Carla Balesano	24,675	24,293	382	*
Michael Bars	82,388	15,947	66,441	*
Scott Bechtle	128,567	87,247	41,320	*
C. Perry Chilberg	106,826	15,947	90,879	*
William Clarke	28,875	14,099	14,776	*
William Crawford	384,316	266,634	117,682	*
Robert Davidson	18,557	14,099	4,458	*
Beth Ann Donna	15,774	14,687	1,087	*
David Engelson	111,862	15,947	95,915	*
Joshua Gorman	65,988	65,988	0	*
Tammy Howe	14,935	14,100	835	*
Joseph Jeamel Jr.	211,435	15,947	195,488	*
Kristen Johnson	60,001	15,947	44,054	*
Melanie Joy	11,940	10,584	1,356	*
Christine Keeney	29,279	14,705	14,574	*
Stanley Koniecki	95,816	68,491	27,325	*
Mark Kucia	178,777	85,766	93,011	*
Raymond Lefurge Jr.	104,754	15,947	88,807	*
Brandon Lorey	66,529	66,529	0	*
John Lund	142,456	73,367	69,089	*
Stuart Magdefrau	91,972	15,947	76,025	*
Anne McConnell	26,222	12,087	14,135	*
William McGurk	521,657	15,947	505,710	1.8%
Eric Newell	88,322	68,491	19,831	*
Rosemarie Novello Papa	52,639	15,947	36,692	*
James Peters	15,687	14,689	998	*
Thomas Reid	23,478	10,572	12,906	*
Laurie Rosner	150,504	14,140	136,364	*
Marino Santarelli	136,122	85,762	50,360	*
Marliese Shaw	64,507	36,766	27,741	*
Howard Stanton III	30,014	18,147	11,867	*
Joseph Tartaglia	12,206	10,573	1,633	*
Richard Tkacz	41,668	15,947	25,721	*
Richard Trachimowicz	152,275	46,995	105,280	*
Stephen Villecco	33,122	31,568	1,554	*
Elizabeth Wynnick	41,440	32,304	9,136	*

*	Less than 1%.
(1)	Consists entirely of shares granted to the selling shareholder pursuant to the Plan.
(2)	Based on 27,981,286 shares of common stock outstanding as of March 31, 2013.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon for us by Hinckley, Allen & Snyder LLP.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control of Rockville Financial, Inc. and subsidiaries at December 31, 2012 and 2011 and for the years then ended, have been audited by Wolf & Company, P.C., independent registered public accounting firm, as set forth in their report thereon, included in the Forms 10-K for the years ended December 31, 2012 and 2011, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes in our affairs since the end of our last fiscal year on December 31, 2012, other than those changes that have been described in our Annual Report on Form 10-K for the fiscal year then ended, and our Current Reports on Form 8-K that we have filed with the Commission. See below under “Where You Can Find More Information” for an explanation of where you can view our filings with the Commission.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” certain of our publicly-filed documents into this Reoffer Prospectus, which means that information included in these documents is considered part of this Reoffer Prospectus. Information that we file with the Commission subsequent to the date of this Reoffer Prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

The following documents filed with the Commission are incorporated by reference into this Reoffer Prospectus:

1.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 001-35028), filed with the Commission on March 14, 2013;

2.	the Registrant’s proxy statement for its annual meeting of shareholders held on May 17, 2012 (file No. 001-35028) filed with the Commission on April 4, 2012; and the Registrant’s proxy statement for its annual meeting of shareholders to be held on May 16, 2013 (file No. 001-35028) filed with the Commission on April 4, 2013;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2013, January 16, 2013, January 30, 2013, February 6, 2013, February 20, 2013, March 21, 2013, April 17, 2013 and April 25, 2013;

4.	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

5.	the description of the Company’s common stock contained in the Registration Statement on Form S-1 originally filed with the Commission on September 16, 2010 (Commission File No. 333-169439), and all amendments or reports filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Reoffer Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus or any prospectus supplement.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for any such documents to 25 Park Street, Rockville, Connecticut 06066, Attention: Marliese L. Shaw, SVP, Investor Relations Officer (860) 291-3622.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This Reoffer Prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. You can find additional information regarding us and the common stock in the registration statement and the exhibits. Statements contained in this Reoffer Prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of such contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each such statement being qualified in all respects by such reference.

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the Commission. The registration statement, including exhibits, and the reports and other information filed by us can be inspected without charge at the Public Reference Room maintained by the Commission at 100 F Street N.E., Room 1580, Washington, D.C., 20549. Copies of such material can be obtained from such offices at fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of this site is http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 11 of the Bylaws of the Company sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

The Company shall indemnify and reimburse each current and former Director, officer or employee of this Company, or any other agent or person performing on behalf of the Company, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Company pursuant to Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

In addition, we also maintain insurance policies under which our directors and officers are insured. Within the limits of these policies, our directors and officers are insured against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.

PART II.

Item 3. Incorporation of Documents by Reference.

The following documents previously or concurrently filed with the Commission are hereby incorporated by reference in this Registration Statement:

1.	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (File No. 001-35028), filed with the Commission on March 14, 2013;

2.	the Registrant’s proxy statement for its annual meeting of shareholders held on May 17, 2012 (file No. 001-35028) filed with the Commission on April 4, 2012; and the Registrant’s proxy statement for its annual meeting of shareholders to be held on May 16, 2013 (file No. 001-35028) filed with the Commission on April 4, 2013;

3.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 2, 2013, January 16, 2013, January 30, 2013, February 6, 2013, February 20, 2013, March 21, 2013, April 17, 2013 and April 25, 2013;

4.	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

5.	the description of the Company’s common stock contained in the Registration Statement on Form S-1 originally filed with the Commission on September 16, 2010 (Commission File No. 333-169439), and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Article 11 of the Bylaws of the Company sets forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

The Company shall indemnify and reimburse each current and former Director, officer or employee of this Company, or any other agent or person performing on behalf of the Company, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Company pursuant to Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. List of Exhibits.

Exhibit Number	Document	Reference to Prior Filing or Exhibit No. attached hereto
4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	Rockville Financial, Inc. 2012 Stock Incentive Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of Wolf & Company, P.C.	Exhibit 23.2
24.1	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (Commission File No. 333-169439), originally filed by the Company under the Securities Act with the Commission on October 27, 2010, and all amendments or reports filed for the purpose of updating such description.
**	Incorporated by reference from the Rockville Financial, Inc. definitive proxy statement on Schedule 14A, Appendix A (Commission File 001-35028) filed with the Commission on April 4, 2012.

Item 9. Undertakings.

The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price present no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished in the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and (iv) any other communication that is an offer in the offering made by the undersigned Company to the purchaser; and

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a trustee, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Glastonbury, Connecticut, on this 2nd day of May, 2013.

Rockville Financial, Inc.

By:	/s/ William H. W. Crawford, IV
William H. W. Crawford, IV
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Rockville Financial, Inc. (the “Company”) hereby severally constitute and appoint William H. W. Crawford, IV and/or John T. Lund as our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said William H. W. Crawford, IV and/or John T. Lund may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock issued upon the issuance of stock or exercise of stock options under the Rockville Financial, Inc. 2012 Stock Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said William H. W. Crawford, IV and/or John T. Lund shall do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ William H. W. Crawford, IV William H. W. Crawford, IV	President and Chief Executive Officer (Principal Executive Officer)	May 2, 2013

/s/ John T. Lund John T. Lund	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2013

/s/ Michael A. Bars Michael A. Bars	Director	May 2, 2013

/s/ C. Perry Chilberg C. Perry Chilberg	Director	May 2, 2013

/s/ William H. W. Crawford, IV William H. W. Crawford, IV	Director	May 2, 2013

Signatures	Title	Date

/s/ David A. Engelson David A. Engelson	Director	May 2, 2013

/s/ Joseph F. Jeamel, Jr. Joseph F. Jeamel, Jr.	Director	May 2, 2013

/s/ Kristen A. Johnson Kristen A. Johnson	Director	May 2, 2013

/s/ Raymond H. Lefurge, Jr. Raymond H. Lefurge, Jr.	Director	May 2, 2013

/s/ Stuart E. Magdefrau Stuart E. Magdefrau	Director	May 2, 2013

/s/ William J. McGurk William J. McGurk	Director	May 2, 2013

/s/ Rosemarie Novella Papa Rosemarie Novella Papa	Director	May 2, 2013

/s/ Richard M. Tkacz Richard M. Tkacz	Director	May 2, 2013

EXHIBIT INDEX

Exhibit Number	Document	Reference to Prior Filing or Exhibit No. attached hereto
4.1	Form of Common Stock Certificate	*
5.1	Opinion of Hinckley, Allen & Snyder LLP	Exhibit 5.1
10.1	Rockville Financial, Inc. 2012 Stock Incentive Plan	**
23.1	Consent of Hinckley, Allen & Snyder LLP	Contained in Exhibit 5.1
23.2	Consent of Wolf & Company, P.C.	Exhibit 23.2
24.1	Power of Attorney	Contained on Signature Page

*	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (Commission File No. 333-169439), originally filed by the Company under the Securities Act with the Commission on October 27, 2010, and all amendments or reports filed for the purpose of updating such description.
**	Incorporated by reference from the Rockville Financial, Inc. definitive proxy statement on Schedule 14A, Appendix A (Commission File 001-35028) filed with the Commission on April 4, 2012.